EXHIBIT 99.1

The Community Financial Corporation Reports EPS of $1.10 and Annualized Loan Growth of 12.9% for the First Quarter 2022

First Quarter 2022 Highlights

  Net Income: Net income totaled $6.3 million for the quarter ended March 31, 2022, or $1.10 per diluted common share compared to net income of $6.3 million or $1.07 per diluted common share for the quarter ended March 31, 2021 and $6.8 million or $1.18 per diluted common share for the quarter ended December 31, 2021.
  Robust Portfolio Loan Growth: Total portfolio loans increased to $1,629.5 million, an increase of $50.7 million or 12.9% annualized, compared to the prior quarter, and $121.5 million or 8.1% from March 31, 2021. The loan pipeline at March 31, 2022 was $193.0 million compared to $160.0 million at December 31, 2021.
  Strong Non-Interest Bearing and Transaction Deposit Growth: Non-interest-bearing accounts increased $198.6 million to $644.4 million or 30.8% of deposits at March 31, 2022 from 21.7% of deposits at December 31, 2021. Transaction deposits increased $46.2 million, or 10.7% annualized, to $1,775.0 million in the first quarter of 2022.
  Positioned for Rising Rates: Portfolio loan end of period contractual rates increased by one basis point to 3.85% at March 31, 2021 compared to December 31, 2021. The loan portfolio is positioned for rising rates with $517.7 million or 32% of net loans scheduled to reprice monthly or in the next three months and an additional $50.0 million or 3% repricing in the following nine months. The Bank's effective duration on the loan portfolio was 2.1 years at March 31, 2022. In addition, increased non-interest bearing accounts as a percentage of deposits also better positions the Company for a rising rate environment.
  Profitability: Return on average assets ("ROAA") and return on average common equity ("ROACE")1 and return on average tangible common equity ("ROATCE") were 1.08%, 12.30% and 13.22% for the three months ended March 31, 2022 compared to 1.22%, 12.53% and 13.56% for the three months ended March 31, 2021. ROAA, ROACE and ROATCE were 1.18%, 13.00% and 13.97% for the three months ended December 31, 2021, respectively.

  Pre-tax, pre-provision ("PTPP")1 ROAA decreased to 1.53% and for the quarter ended March 31, 2022 compared to 1.68% for the quarter ended March 31, 2021 and 1.57% for the quarter ended December 31, 2021.
  Capital: During the first quarter of 2022, tangible common equity ("TCE")1 decreased $14.9 million or 7.6% to $181.4 million at March 31, 2022. The decrease was primarily due to an increase of $17.0 million in accumulated other comprehensive losses ("AOCL") in the Bank's available for sale ("AFS") securities portfolio due to changes in interest rates.
  Asset Quality: Non-accrual loans, OREO and TDRs were $7.9 million or 0.34% of total assets at March 31, 2022 compared to $8.1 million or 0.35% of total assets at December 31, 2021. Classified assets decreased $0.5 million to $4.7 million at March 31, 2022 from $5.2 million at December 31, 2021.
  Common Dividend Increase: On November 30, 2021, the Company announced a 17% increase of its quarterly per share dividend from $0.15 to $0.175 for the fourth quarter dividend that was paid in the first quarter of 2022.

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1  Total common equity decreased $15.0 million or 7.2% to $193.1 million at March 31, 2022. TCE is a Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.

WALDORF, Md., April 28, 2022 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), today reported net income for the three months ended March 31, 2022 of $6.3 million, or $1.10 per diluted common share. This compares to net income of $6.8 million, or $1.18 per diluted common share for the fourth quarter of 2021, and net income of $6.3 million or $1.07 per diluted common share for the quarter ended March 31, 2021.

Management Commentary

"Our work over the past few years to reposition the Bank continues to deliver on our commitments to our communities, our customers, and our shareholders,” stated William J. Pasenelli, Chief Executive Officer. “We believe we are well-positioned for rising rates. We have considerable asset sensitivity with a large percentage of loans scheduled to reprice in the coming quarters. And our low-cost deposit franchise continues to improve with significant growth in non-interest bearing deposits. Continued cost discipline combined with a successful expansion strategy should deliver significant operating leverage for the remainder of the year.”

“Our successful expansion into Virginia continues with plans to open a new branch in Fredericksburg and a new loan production office in Charlottesville in the second quarter,” stated James M. Burke, President. “Loans in Virginia now account for almost 50% of our loan portfolio and have significantly contributed to our growth and profitability over the last several years. Our team in Virginia continues to drive the expansion forward by finding new ways to serve the financial needs of their communities.”

Results of Operations

	(UNAUDITED)
	Three Months Ended March 31,
(dollars in thousands)	2022	2021	$ Change	% Change
Interest and dividend income	$17,336	$17,678	$(342)	(1.9)%
Interest expense	867	1,169	(302)	(25.8)%
Net interest income	16,469	16,509	(40)	(0.2)%
Provision for credit losses	450	295	155	52.5%
Provision (recovery) for unfunded commitments	(31)	—	(31)	0.0%
Noninterest income	1,451	2,360	(909)	(38.5)%
Noninterest expense	9,080	10,148	(1,068)	(10.5)%
Income before income taxes	8,421	8,426	(36)	(0.4)%
Income tax expense	2,133	2,127	6	0.3%
Net income	$6,288	$6,299	$(42)	(0.7)%

Net Interest Income

The stability in net interest income resulted primarily from decreases in interest expense from lower funding costs partially offsetting lower interest income. Interest income decreased due to lower asset yields and lower U.S. SBA PPP income due to loan payoffs partially offset by increased interest income from larger average commercial real estate and residential rental loan portfolios and investment securities balance.

Net interest margin of 3.12% for the three months ended March 31, 2022 decreased 38 basis points from 3.50% for the three months ended March 31, 2021 and decreased 10 basis points from 3.22% for the three months ended December 31, 2021. Interest income from the Company's participation in the U.S. SBA PPP program was $0.5 million and $1.8 million for the three months ended March 31, 2022 and March 31, 2021, respectively and $0.8 million for the three months ended December 31, 2021. For the three months ended March 31, 2022, net interest margin increased six basis points as a result of U.S. SBA PPP loan interest income compared to increasing 18 basis points and 10 basis points for the three months ended March 31, 2021 and December 31, 2021.

The Company’s cost of funds was flat at 0.17% during the first quarter of 2022 compared to the prior quarter and decreased from 0.25% for the three months ended March 31, 2021. The Bank's interest rate asset sensitivity improved as average non-interest bearing deposit accounts increased to 29.6% of total average deposits for the first quarter of 2022 compared to 21.3% for the comparable period in 2021 and 22.2% for the previous quarter. Management is optimistic that improvements in the Bank's funding composition should benefit margins and profitability in an increasing interest-rate environment.

We expect U.S. SBA PPP loan forgiveness to modestly contribute to margins and net interest income in the second and third quarters of 2022 with the recognition of remaining net deferred fees. Excluding the acceleration of interest income with U.S. SBA PPP loan forgiveness, a stable to increasing net interest margin is possible during the balance of 2022 assuming interest-earning assets reprice faster than interest-bearing liabilities and the Bank maintains its current favorable funding mix.

Noninterest Income

The decrease in noninterest income in the current quarter was primarily due to gains on the sale of investment securities in the first quarter of 2021 and unrealized losses on securities invested in a Community Reinvestment Act mutual fund in the first quarter of 2022 due to changes in interest rates. In addition, there were small decreases in service charges and referral fee income. Also in the first quarter of 2021, the Bank sold non-accrual and classified commercial real estate and residential mortgage loans and recognized a loss on the sale of $191,000.

Noninterest income as a percentage of average assets was 0.25% and 0.46%, respectively, for the three months ended March 31, 2022 and 2021.

Noninterest Expense

Noninterest expense of $9.1 million for the three months ended March 31, 2022, decreased $1.1 million or 10.5%, compared to $10.1 million for the three months ended March 31, 2021. The decrease in noninterest expense for the comparable periods was primarily due to a fraud loss of $1.3 million in the first quarter of 2021. OREO expenses have moderated as the Bank has been successful at disposing foreclosed assets over the last two years, which have been reduced from $2.3 million at March 31, 2021 to $0.0 million OREO assets at March 31, 2022.

Noninterest expense in the first quarter of 2021 included a non-recurring expense and expenses associated with the origination phase of the SBA PPP program. First, during the first quarter of 2021, the Company incurred an expense of $1.3 million related to an isolated wire transfer fraud incident. Our investigation determined that no information systems of the Bank were compromised, and no employee fraud was involved. Any recovery of insurance proceeds would be recognized in the quarter received. Second, compensation and benefits decreased $250,000 as the Company recorded the deferred costs to underwrite U.S. SBA PPP loans. Deferred costs are being amortized as a component of interest income through the contractual maturity date of each individual U.S. SBA PPP loan. Excluding the impact of these two expenses, the Company's first quarter 2021 noninterest expense was $9.1 million.

Noninterest expense in the first quarter of 2022 at $9.1 million, was lower than anticipated due primarily to lower compensation and benefits and no credit-related costs for OREO. Lower than anticipated health care costs, a lower average full-time equivalent headcount and lower benefit and incentive accruals all contributed to a lower expense run rate. Management's projected quarterly expense run rate for the second quarter of 2022 is estimated between $9.4 million and $9.6 million and includes the base compensation increases given to select employee groups in January 2022 to address local wage competitive pressures.

The Company’s efficiency ratio was 50.67% for the three months ended March 31, 2022 compared to 53.78% for the three months ended March 31, 2021. The Company’s net operating expense ratio was 1.31% for the three months ended March 31, 2022 compared to 1.50% for the three months ended March 31, 2021. The efficiency and net operating expense ratios have improved (decreased) as the Company has been able to improve asset quality and generate more operating revenues while controlling expense growth.

Income Tax Expense

The effective tax rate for the three months ended March 31, 2022 was 25.33% compared to an effective tax rate of 25.24% for the three months ended March 31, 2021.

Balance Sheet

Assets

Total assets increased $24.6 million, or 1.1%, to $2.35 billion at March 31, 2022 compared to total assets of $2.33 billion at December 31, 2021. Cash decreased a net of $26.5 million and was used to fund net loan and investment growth of $36.6 million and $9.7 million, respectively. In addition, deferred tax assets increased $6.5 million to $15.5 million primarily due to the day one CECL adjustment and increases in unrealized losses of the Bank's AFS investment portfolio related to changes in interest rates. Other assets decreased $1.8 million due to a decrease in income tax receivables.

During the first quarter of 2022, total net loans, which include portfolio loans and U.S. SBA PPP loans, increased 9.2% annualized or $36.6 million from $1,586.8 million at December 31, 2021 to $1,623.4 million at March 31, 2022. Net portfolio loans increased 12.2% annualized or $47.8 million from $1,560.4 million at December 31, 2021 to $1,608.2 million at March 31, 2022. Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio. The Company’s loan pipeline was $193.0 million at March 31, 2022.

Non-owner occupied commercial real estate as a percentage of risk-based capital at March 31, 2022 and December 31, 2021 were $872.3 million or 347% and $813.0 million or 331%, respectively. Construction loans as a percentage of risk-based capital at March 31, 2022 and December 31, 2021 were $138.0 million or 55% and $140.4 million or 57%, respectively.

Funding

Total deposits increased $38.9 million or 1.9% (7.6% annualized) at March 31, 2022 compared to December 31, 2021. The increase included a $46.2 million increase to transaction deposits offset by a $7.3 million decrease to time deposits. During the first quarter of 2022, non-interest-bearing demand deposits increased $198.6 million to $644.4 million at March 31, 2022, representing 30.8% of deposits, compared to 21.7% of deposits at December 31, 2021 as management efforts to optimize the deposit franchise achieved results.

Stockholders' Equity and Regulatory Capital

During the three months ended March 31, 2022, total stockholders’ equity decreased $15.0 million. Equity increased due to net income of $6.3 million and net stock related activities in connection with stock-based compensation and ESOP activity of $0.2 million. The decrease in equity was primarily due to an increase of $17.0 million in AOCL in the Bank's AFS securities portfolio due to changes in market interest rates. In addition, equity decreased for common dividends paid of $0.9 million, stock repurchases of $1.6 million and $2.0 million for the adoption of the current expected credit loss ("CECL") accounting standard on January 1, 2022.

The Company's common equity to assets ratio decreased to 8.21% at March 31, 2022 from 8.94% at December 31, 2021. The Company’s ratio of tangible common equity ("TCE") to tangible assets decreased to 7.75% at March 31, 2022 from 8.48% at December 31, 2021 (see Non-GAAP reconciliation schedules) due primarily to increases in AOCL. Regulatory capital was not impacted by the increase in AOCL and Tier 1 capital to average asset ratios at the Bank and the Company remained strong at 9.93% and 9.17% at March 31, 2022 compared to 9.95% and 9.23% at December 31, 2021.

On December 9, 2021, the Company announced its Board of Directors approved the resumption of repurchases allowed under the stock repurchase plan originally adopted in October 2020 (the "2020 Repurchase Plan"). The Company may repurchase the 99,450 shares remaining under the 2020 Repurchase Plan using up to $4.0 million in the aggregate and up to $1.5 million in the aggregate on a quarterly basis. During the first quarter of 2022, the Company repurchased 39,049 shares at an average price of $39.70 per share. At March 31, 2022 the Company had 51,664 shares available to be repurchased under the 2020 Repurchase Plan.

Asset Quality

Allowance for credit losses ("ACL") and provision for credit losses ("PCL"); Allowance for Loan Losses ("ALLL") and provision for loan losses ("PLL")2

On January 1, 2022, the Company adopted ASU 2016-13 "Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology for determining our provision for credit losses and ACL with an expected loss methodology that is referred to as the current expected credit loss model ("CECL"). The measurement of expected credit losses under the CECL methodology applies to financial assets subject to credit losses and measured at amortized cost, and certain off-balance sheet credit exposures. This includes, but is not limited to, loans, leases, held-to-maturity securities, loan commitments, and financial guarantees. In addition, ASU 2016-13 made changes to the accounting for available-for-sale ("AFS") debt securities. Credit- related impairments on AFS debt securities are now recognized as an allowance for credit loss rather than a write-down of the securities amortized cost basis when management does not intend to sell or believes that it is not likely that they will be required to sell the securities prior to recovery of the securities amortized cost basis.

We adopted ASU 2016-13 using the modified retrospective method. Results for reporting periods beginning after January 1, 2022 are presented under ASU 2016-13 while prior period amounts continue to be reported in accordance with previously applicable GAAP. At adoption, the Company did not hold Held to Maturity ("HTM") investment debt securities.

The following table shows the impact of the Company's adoption of ASC 326:

	January 1, 2022
(dollars in thousands)	As Reported Under ASC 326	Pre-ASC 326 Adoption	Impact of ASC 326 Adoption
Portfolio Loans:
Commercial real estate	$1,113,793	$1,115,485	(1,692)
Residential first mortgages	92,710	91,120	1,590
Residential rentals	194,911	195,035	(124)
Construction and land development	35,502	35,590	(88)
Home equity and second mortgages	25,661	25,638	23
Commercial loans	50,512	50,574	(62)
Consumer loans	3,015	3,002	13
Commercial equipment	62,706	62,499	207
Total Portfolio Loans	1,578,810	1,578,943	(133)
Adjustments:
Net deferred costs	—	(133)	133
Allowance for credit losses	(20,913)	(18,417)	(2,496)
Net Portfolio Loans	1,557,897	1,560,393	(2,496)

U.S. Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans	26,398	27,276	(878)
Net deferred fees	—	(878)	878
Net U.S. SBA PPP Loans	26,398	26,398	—
Total Net Loans	$1,584,295	$1,586,791	$(2,496)

Liabilities: Reserve for Unfunded Commitments	$268	$51	$217

ACL balances increased to 1.31% of portfolio loans at March 31, 2022 compared to ALLL of 1.17% of portfolio loans at December 31, 2021. At and for the three months ended March 31, 2022, the Company's allowance increased $3.0 million or 16.1% to $21.4 million at March 31, 2022 from $18.4 million at December 31, 2021.

The Company recorded a $0.5 million PCL for the three months ended March 31, 2022 compared to $0.3 million PLL for the three months ended March 31, 2021. There were no net charge-offs during the first quarter of 2022 compared to $1.5 million in net charge-offs for the three months ended March 31, 2021.

Management closely monitors previously COVID-19 deferred loans in reviews of credit quality indicators as part of individual loan and relationship reviews and changes classification ratings as needed. We believe these loans are more likely to default in the future and that the identification and resolution of problem credits could be delayed.

Management believes that the allowance is adequate at March 31, 2022.

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2  The Company implemented the CECL accounting standard effective January 1, 2022. The Company used an incurred loss methodology for all periods compared before March 31, 2022.

Classified and Non-Performing Assets

Classified assets decreased $0.5 million from $5.2 million at December 31, 2021 to $4.7 million at March 31, 2022. Management considers classified assets to be an important measure of asset quality. The Company's risk rating process for classified loans is an important factor in the Company's ACL qualitative framework. In addition, risk ratings are expected to be an important indicator in assessing ongoing credit risks of previously deferred COVID-19 deferred loans. Management remains committed to expeditiously resolving non-performing or substandard credits that are not likely to become performing or passing credits in a reasonable timeframe.

During 2021, classified assets decreased $17.1 million. Asset quality improved with the resolution of $16.9 million in non-accrual and impaired loans through loan sales and negotiated payoffs as well as the resolution of $3.1 million in OREO. The Company's sale of impaired loans decreased the specific reserve, improved asset quality, and improved several ALLL qualitative factors.

Non-accrual loans and OREO to total portfolio loans and OREO decreased two basis points from 0.48% at December 31, 2021 to 0.46% at March 31, 2022. Non-accrual loans, OREO and TDRs to total assets decreased one basis points from 0.35% at December 31, 2021 to 0.34% at March 31, 2022.

Non-accrual loans decreased $0.2 million from $7.6 million at December 31, 2021 to $7.5 million at March 31, 2022. There were no OREO balances at March 31, 2022 and December 31, 2021.

About The Community Financial Corporation - Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $2.4 billion. Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s branches are located at its main office in Waldorf, Maryland, and branch offices in Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and downtown Fredericksburg, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

Use of non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. The Company’s management uses these non-GAAP financial measures, and believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate”, “assume” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation: (i) those relating to the Company’s and the Bank’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations; (ii) any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to any acquisition we have undertaken or that we undertake in the future; (iii) plans and cost savings regarding branch closings or consolidation; (iv) projections related to certain financial metrics; (v) expected benefits of programs we introduce, including residential mortgage programs and retail and commercial credit card programs; and (vi) any statement of expectation or belief, and any assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: (i) risks, uncertainties and other factors relating to the COVID-19 pandemic (including the length of time that the pandemic continues, the ability of states and local governments to successfully implement the lifting of restrictions on movement and the potential imposition of further restrictions on movement and travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations; (ii) the remedial actions and stimulus measures adopted by federal, state and local governments, and the inability of employees to work due to illness, quarantine, or government mandates); (iii) the impacts related to or resulting from Russia’s military action in Ukraine, including the broader impacts to financial markets and the global macroeconomic and geopolitical environments; (iv) assumptions that interest-earning assets will reprice faster than interest-bearing liabilities and the Bank’s ability to maintain its current favorable funding mix; (v) the synergies and other expected financial benefits from any acquisition that we have undertaken or may undertake in the future may or may not be realized within the expected time frames; (vi) changes in the Company's or the Bank's strategy, costs or difficulties related to integration matters might be greater than expected; (vii) availability of and costs associated with obtaining adequate and timely sources of liquidity; (viii) the ability to maintain credit quality; (ix) general economic trends and conditions, including inflation and its impacts; (x) changes in interest rates; (xi) loss of deposits and loan demand to other financial institutions; (xii) substantial changes in financial markets; (xiii) changes in real estate value and the real estate market; (xiv) regulatory changes; (xv) the impact of government shutdowns or sequestration; (xvi) the possibility of unforeseen events affecting the industry generally; (xvii) the uncertainties associated with newly developed or acquired operations; (xviii) the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future; (xix) market disruptions and other effects of terrorist activities; and (xx) the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2021, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

Data is unaudited as of March 31, 2022. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

CONTACTS:
William J. Pasenelli, Chief Executive Officer
Todd L. Capitani, Chief Financial Officer
888.745.2265

SUPPLEMENTAL QUARTERLY FINANCIAL DATA
CONSOLIDATED INCOME STATEMENT (UNAUDITED)

	Three Months Ended
(dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Interest and Dividend Income
Loans, including fees	$15,610	$16,222	$16,342	$16,320	$16,592
Interest and dividends on securities	1,666	1,531	1,296	1,101	1,064
Interest on deposits with banks	60	25	21	23	22
Total Interest and Dividend Income	17,336	17,778	17,659	17,444	17,678
Interest Expense
Deposits	513	565	594	640	802
Long-term debt	354	332	456	369	367
Total Interest Expense	867	897	1,050	1,009	1,169
Net Interest Income ("NII")	16,469	16,881	16,609	16,435	16,509
Provision for credit losses	450	—	—	291	295
Provision (recovery) for unfunded commitments	(31)	—	—	—	—
NII After Provision For Credit Losses	16,050	16,881	16,609	16,144	16,214
Noninterest Income
Loan appraisal, credit, and misc. charges	176	257	29	44	198
Gain on sale of assets	—	—	—	68	—
Net gains on sale of investment securities	—	—	—	—	586
Unrealized (losses) gain on equity securities	(222)	(45)	(22)	13	(85)
Loss on premises and equipment held for sale	—	(5)	(20)	—	—
Income from bank owned life insurance	214	219	220	218	214
Service charges	926	1,235	987	892	1,187
Referral fee income	361	574	176	621	451
Net (losses) gain on sale of loans originated for sale	(4)	55	30	—	—
Loss on sale of loans	—	—	—	—	(191)
Total Noninterest Income	1,451	2,290	1,400	1,856	2,360
Noninterest Expense
Compensation and benefits	5,055	5,265	5,650	5,332	4,788
OREO valuation allowance and expenses	6	767	20	488	181
Sub Total	5,061	6,032	5,670	5,820	4,969
Operating Expenses
Occupancy expense	732	656	731	688	761
Advertising	64	128	145	148	79
Data processing expense	1,007	1,006	840	990	936
Professional fees	731	937	676	604	640
Depreciation of premises and equipment	149	139	137	135	147
FDIC Insurance	179	90	120	140	252
Core deposit intangible amortization	109	115	121	126	133
Fraud losses (recovery)	40	16	133	(218)	1,329
Other expenses	1,008	1,060	874	945	902
Total Operating Expenses	4,019	4,147	3,777	3,558	5,179
Total Noninterest Expense	9,080	10,179	9,447	9,378	10,148
Income before income taxes	8,421	8,992	8,562	8,622	8,426
Income tax expense	2,133	2,241	2,158	2,190	2,127
Net Income	$6,288	$6,751	$6,404	$6,432	$6,299

SUPPLEMENTAL QUARTERLY FINANCIAL DATA - Continued
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in thousands, except per share amounts)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Assets
Cash and due from banks	$80,702	$108,990	$112,314	$40,881	$126,834
Federal funds sold	—	—	—	79,404	43,614
Interest-bearing deposits with banks	32,460	30,664	34,929	18,626	17,390
Securities available for sale ("AFS"), at fair value	507,527	497,839	456,664	347,678	253,348
Equity securities carried at fair value through income	4,562	4,772	4,805	4,814	4,787
Non-marketable equity securities held in other financial institutions	207	207	207	207	207
Federal Home Loan Bank ("FHLB") stock - at cost	1,685	1,472	1,472	2,036	2,036
Loans held for sale	373	—	—	—	—
Net U.S. Small Business Administration ("SBA") Paycheck Protection ("PPP") Loans	15,279	26,398	54,807	86,482	112,485
Portfolio Loans Receivable net of allowance for credit losses of $21,382, $18,417, $18,579, $18,516, and $18,256	1,608,156	1,560,393	1,514,837	1,515,893	1,489,806
Net Loans	1,623,435	1,586,791	1,569,644	1,602,375	1,602,291
Goodwill	10,835	10,835	10,835	10,835	10,835
Premises and equipment, net	21,304	21,427	21,795	21,630	20,540
Other real estate owned ("OREO")	—	—	1,536	1,536	2,329
Accrued interest receivable	5,389	5,588	6,045	6,590	7,337
Investment in bank owned life insurance	39,145	38,932	38,713	38,493	38,275
Core deposit intangible	924	1,032	1,147	1,267	1,394
Net deferred tax assets	15,523	9,033	8,790	8,139	8,671
Right of use assets - operating leases	6,033	6,124	6,215	6,305	6,391
Other assets	1,819	3,600	3,581	4,243	3,252
Total Assets	$2,351,923	$2,327,306	$2,278,692	$2,195,059	$2,149,531
Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest-bearing deposits	$644,385	$445,778	$432,606	$423,165	$406,319
Interest-bearing deposits	1,450,698	1,610,386	1,572,001	1,484,973	1,461,577
Total deposits	2,095,083	2,056,164	2,004,607	1,908,138	1,867,896
Long-term debt	12,213	12,231	12,249	27,267	27,285
Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPs")	12,000	12,000	12,000	12,000	12,000
Subordinated notes - 4.75%	19,524	19,510	19,496	19,482	19,468
Lease liabilities - operating leases	6,266	6,343	6,418	6,512	6,614
Accrued expenses and other liabilities	13,697	12,925	19,794	17,698	15,509
Total Liabilities	2,158,783	2,119,173	2,074,564	1,991,097	1,948,772
Stockholders' Equity
Common stock	57	57	57	58	59
Additional paid in capital	97,189	96,896	96,649	96,411	96,181
Retained earnings	115,179	113,448	107,890	104,889	103,294
Accumulated other comprehensive (loss) income	(18,969)	(1,952)	(9)	3,063	1,684
Unearned ESOP shares	(316)	(316)	(459)	(459)	(459)
Total Stockholders' Equity	193,140	208,133	204,128	203,962	200,759
Total Liabilities and Stockholders' Equity	$2,351,923	$2,327,306	$2,278,692	$2,195,059	$2,149,531
Common shares issued and outstanding	5,686,799	5,718,528	5,724,011	5,786,928	5,897,685

SUPPLEMENTAL QUARTERLY FINANCIAL DATA - Continued
SELECTED FINANCIAL INFORMATION AND RATIOS (UNAUDITED)

	Three Months Ended
(dollars in thousands, except per share amounts)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
KEY OPERATING RATIOS
Return on average assets ("ROAA")	1.08%	1.18%	1.17%	1.22%	1.22%
Pre-tax Pre-Provision ROAA**	1.53	1.57	1.57	1.68	1.68
Return on average common equity ("ROACE")	12.30	13.00	12.45	12.62	12.53
Pre-tax Pre-Provision ROACE**	17.35	17.31	16.65	17.49	17.34
Return on Average Tangible Common Equity ("ROATCE")**	13.22	13.97	13.41	13.62	13.56
Average total equity to average total assets	8.79	9.06	9.40	9.63	9.71
Interest rate spread	3.05	3.17	3.22	3.30	3.43
Net interest margin	3.12	3.22	3.28	3.37	3.50
Cost of funds	0.17	0.17	0.21	0.21	0.25
Cost of deposits	0.10	0.11	0.12	0.14	0.18
Cost of debt	3.24	3.04	3.19	2.51	2.50
Efficiency ratio	50.67	53.10	52.46	51.27	53.78
Non-interest expense to average assets	1.56	1.78	1.73	1.77	1.96
Net operating expense to average assets	1.31	1.38	1.47	1.42	1.50
Average interest-earning assets to average interest-bearing liabilities	141.56	129.68	132.54	131.36	128.84
Net charge-offs (recoveries) to average portfolio loans	0.00	0.04	(0.02)	0.01	0.40

COMMON SHARE DATA
Basic net income per common share	$1.11	$1.18	$1.12	$1.10	$1.07
Diluted net income per common share	1.10	1.18	1.12	1.10	1.07
Cash dividends paid per common share	0.175	0.150	0.150	0.15	0.13
Basic - weighted average common shares outstanding	5,688,221	5,711,746	5,709,814	5,845,009	5,888,250
Diluted - weighted average common shares outstanding	5,699,038	5,723,011	5,720,001	5,856,954	5,897,698

ASSET QUALITY
Total assets	$2,351,923	$2,327,306	$2,278,692	$2,195,059	$2,149,531
Total portfolio loans (1)	1,629,538	1,578,810	1,533,416	1,534,409	1,508,062
Classified assets	4,745	5,211	6,663	14,918	16,145
Allowance for credit losses	21,382	18,417	18,579	18,516	18,256

Past due loans - 31 to 89 days	386	568	189	101	1,373
Past due loans >=90 days	1,233	961	1,400	5,836	5,453
Total past due loans (2) (3)	1,619	1,529	1,589	5,937	6,826

Non-accrual loans (4)	7,465	7,631	5,160	13,802	13,623
Accruing troubled debt restructures ("TDRs")	442	447	455	503	504
Other real estate owned ("OREO")	—	—	1,536	1,536	2,329
Non-accrual loans, OREO and TDRs	$7,907	$8,078	$7,151	$15,841	$16,456

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
____________________________________

(1)   Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio. Asset quality ratios for loans exclude U.S. SBA PPP loans. December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021 reported balance are shown net of deferred costs and fees to conform with the current period's presentation.

(2)   Delinquency excludes Purchase Credit Impaired ("PCI") loans.

(3)   There were no COVID-19 deferred loans in process as of April 28, 2022 that were reported as delinquent as of March 31, 2022.

(4)   Non-accrual loans include all loans that are 90 days or more delinquent and loans that are non-accrual due to the operating results or cash flows of a customer. Non-accrual loans can include loans that are current with all loan payments. At March 31, 2022 and December 31, 2021, the Company had current non-accrual loans of $6.0 million and $6.7 million, respectively.

SUPPLEMENTAL QUARTERLY FINANCIAL DATA - Continued
SELECTED FINANCIAL INFORMATION AND RATIOS (UNAUDITED)

	Three Months Ended
(dollars in thousands, except per share amounts)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
ASSET QUALITY RATIOS (1)
Classified assets to total assets	0.20%	0.22%	0.29%	0.68%	0.75%
Classified assets to risk-based capital	1.87	2.10	2.75	6.24	6.81
Allowance for credit losses to total portfolio loans	1.31	1.17	1.21	1.21	1.21
Allowance for credit losses to non-accrual loans	286.43	241.34	360.06	134.15	134.01
Past due loans - 31 to 89 days to total portfolio loans	0.02	0.04	0.01	0.01	0.09
Past due loans >=90 days to total portfolio loans	0.08	0.06	0.09	0.38	0.36
Total past due (delinquency) to total portfolio loans	0.10	0.10	0.10	0.39	0.45
Non-accrual loans to total portfolio loans	0.46	0.48	0.34	0.90	0.90
Non-accrual loans and TDRs to total portfolio loans	0.49	0.51	0.37	0.93	0.94
Non-accrual loans and OREO to total portfolio assets	0.32	0.33	0.29	0.70	0.74
Non-accrual loans and OREO to total portfolio loans and OREO	0.46	0.48	0.44	1.00	1.06
Non-accrual loans, OREO and TDRs to total assets	0.34	0.35	0.31	0.72	0.77

COMMON SHARE DATA
Book value per common share	$33.96	$36.40	$35.66	$35.25	$34.04
Tangible book value per common share**	31.90	34.32	33.57	33.15	31.97
Common shares outstanding at end of period	5,686,799	5,718,528	5,724,011	5,786,928	5,897,685

OTHER DATA
Full-time equivalent employees	191	186	196	189	192
Branches	11	11	11	11	11
Loan Production Offices	4	4	4	4	4

CAPITAL RATIOS
Tier 1 capital to average assets	9.17%	9.23%	9.41%	9.57%	9.70%
Tier 1 common capital to risk-weighted assets	11.58	11.92	11.89	11.56	11.72
Tier 1 capital to risk-weighted assets	12.28	12.64	12.64	12.30	12.47
Total risk-based capital to risk-weighted assets	14.65	14.92	14.99	14.62	14.83
Common equity to assets	8.21	8.94	8.96	9.29	9.34
Tangible common equity to tangible assets **	7.75	8.48	8.48	8.79	8.82

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
____________________________________

(1)   Asset quality ratios are calculated using total portfolio loans. Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Reconciliation of US GAAP total assets, common equity, common equity to assets and book value to Non-GAAP tangible assets, tangible common equity, tangible common equity to tangible assets and tangible book value.

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain performance measures, which exclude intangible assets. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

(dollars in thousands, except per share amounts)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Total assets	$2,351,923	$2,327,306	$2,278,692	$2,195,059	$2,149,531
Less: intangible assets
Goodwill	10,835	10,835	10,835	10,835	10,835
Core deposit intangible	924	1,032	1,147	1,267	1,394
Total intangible assets	11,759	11,867	11,982	12,102	12,229
Tangible assets	$2,340,164	$2,315,439	$2,266,710	$2,182,957	$2,137,302

Total common equity	$193,140	$208,133	$204,128	$203,962	$200,759
Less: intangible assets	11,759	11,867	11,982	12,102	12,229
Tangible common equity	$181,381	$196,266	$192,146	$191,860	$188,530

Common shares outstanding at end of period	5,686,799	5,718,528	5,724,011	5,786,928	5,897,685

Common equity to assets	8.21%	8.94%	8.96%	9.29%	9.34%
Tangible common equity to tangible assets	7.75%	8.48%	8.48%	8.79%	8.82%

Common book value per share	$33.96	$36.40	$35.66	$35.25	$34.04
Tangible common book value per share	$31.90	$34.32	$33.57	$33.15	$31.97

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Pre-Tax Pre-Provision ("PTPP") Income, PTPP Return on Average Assets ("ROAA"), PTPP Return on Average Common Equity ("ROACE"), and Return on Average Tangible Common Equity ("ROATCE")

Management believes that PTPP income, which reflects the Company's profitability before income taxes and loan loss provisions, allows investors to better assess the Company's operating income and expenses in relation to the Company's core operating revenue by removing the volatility that is associated with credit provisions and different state income tax rates for comparable institutions. ROATCE is computed by dividing net earnings applicable to common shareholders by average tangible common shareholders' equity. Management believes that ROATCE is meaningful because it measures the performance of a business consistently, whether acquired or internally developed. ROATCE is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. Management also believes that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on the loan loss provisions of various institutions will likely vary based on the geography of the communities served by a particular institution.

	Three Months Ended
(dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net income (as reported)	$6,288	$6,751	$6,404	$6,432	$6,299
Provision for credit losses	450	—	—	291	295
Income tax expenses	2,133	2,241	2,158	2,190	2,127
Non-GAAP PTPP income	$8,871	$8,992	$8,562	$8,913	$8,721

ROAA	1.08%	1.18%	1.17%	1.22%	1.22%
Pre-tax Pre-Provision ROAA	1.53%	1.57%	1.57%	1.68%	1.68%

ROACE	12.30%	13.00%	12.45%	12.62%	12.53%
Pre-tax Pre-Provision ROACE	17.35%	17.31%	16.65%	17.49%	17.34%

Average assets	$2,325,992	$2,293,264	$2,187,989	$2,116,939	$2,070,575
Average equity	$204,554	$207,745	$205,723	$203,893	$201,124

	Three Months Ended
(dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net income (as reported)	$6,288	$6,751	$6,404	$6,432	$6,299
Core deposit intangible amortization (net of tax)	81	86	91	94	99
Net earnings applicable to common shareholders	$6,369	$6,837	$6,495	$6,526	$6,398

ROATCE	13.22%	13.97%	13.41%	13.62%	13.56%

Average tangible common equity	$192,725	$195,803	$193,662	$191,708	$188,808

AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME (UNAUDITED)

	For the Three Months Ended March 31,						For the Three Months Ended
	2022			2021			March 31, 2022			December 31, 2021
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets
Interest-earning assets:
Commercial real estate	$1,112,108	$10,737	3.86%	$1,059,803	$10,696	4.04%	$1,112,108	$10,737	3.86%	$1,099,088	$10,911	3.97%
Residential first mortgages	86,805	713	3.29%	124,984	914	2.93%	86,805	713	3.29%	93,997	756	3.22%
Residential rentals	197,312	1,831	3.71%	139,220	1,445	4.15%	197,312	1,831	3.71%	173,238	1,760	4.06%
Construction and land development	33,669	407	4.84%	36,091	402	4.46%	33,669	407	4.84%	38,345	431	4.50%
Home equity and second mortgages	25,946	245	3.78%	29,272	248	3.39%	25,946	245	3.78%	26,160	232	3.55%
Commercial loans	46,668	550	4.71%	44,740	551	4.93%	46,668	550	4.71%	52,765	626	4.75%
Commercial equipment loans	61,715	642	4.16%	60,544	519	3.43%	61,715	642	4.16%	61,851	634	4.10%
U.S. SBA PPP loans	20,444	452	8.84%	116,003	1,802	6.21%	20,444	452	8.84%	40,376	847	8.39%
Consumer loans	3,213	33	4.11%	1,320	15	4.55%	3,213	33	4.11%	2,629	25	3.80%
Allowance for credit losses	(21,043)	—	0.00%	(19,614)	—	0.00%	(21,043)	—	0.00%	(18,434)	—	0.00%
Loan portfolio (1)	$1,566,837	$15,610	3.99%	$1,592,363	$16,592	4.17%	$1,566,837	$15,610	3.99%	$1,570,015	$16,222	4.13%
Taxable investment securities	484,157	1,572	1.30%	229,810	951	1.66%	484,157	1,572	1.30%	465,771	1,441	1.24%
Nontaxable investment securities	17,513	94	2.15%	20,841	114	2.19%	17,513	94	2.15%	17,509	90	2.06%
Interest-bearing deposits in other banks	42,608	60	0.56%	25,064	14	0.22%	42,608	60	0.56%	41,736	25	0.24%
Federal funds sold	—	—	0.00%	18,721	7	0.15%	—	—	0.00%	—	—	0.00%
Total Interest-Earning Assets	2,111,115	17,336	3.28%	1,886,799	17,678	3.75%	2,111,115	17,336	3.28%	2,095,031	17,778	3.39%
Cash and cash equivalents	116,560			82,669			116,560			100,480
Goodwill	10,835			10,835			10,835			10,835
Core deposit intangible	994			1,481			994			1,107
Other assets	86,488			88,791			86,488			85,811
Total Assets	$2,325,992			$2,070,575			$2,325,992			$2,293,264

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$609,945	$—	0.00%	$381,059	$—	0.00%	$609,945	$—	0.00%	$449,272	$—	0.00%
Interest-bearing deposits
Savings	121,236	15	0.05%	101,782	13	0.05%	121,236	15	0.05%	114,123	14	0.05%
Demand deposits	625,241	103	0.07%	602,836	97	0.06%	625,241	103	0.07%	754,656	87	0.05%
Money market deposits	378,781	100	0.11%	349,718	98	0.11%	378,781	100	0.11%			0.11%
Certificates of deposit	322,346	295	0.37%	351,365	594	0.68%	322,346	295	0.37%	333,658	364	0.44%
Total interest-bearing deposits	1,447,604	513	0.14%	1,405,701	802	0.23%	1,447,604	513	0.14%	1,571,851	565	0.14%
Total Deposits	2,057,549	513	0.10%	1,786,760	802	0.18%	2,057,549	513	0.10%	2,021,123	565	0.11%
Long-term debt	12,219	25	0.82%	27,291	41	0.60%	12,219	25	0.82%	12,237	6	0.20%
Subordinated Notes	19,515	251	5.14%	19,490	251	5.15%	19,515	251	5.14%	19,501	252	5.17%
Guaranteed preferred beneficial interest in junior subordinated debentures	12,000	78	2.60%	12,000	75	2.50%	12,000	78	2.60%	12,000	74	2.47%
Total Debt	43,734	354	3.24%	58,781	367	2.50%	43,734	354	3.24%	43,738	332	3.04%
Interest-Bearing Liabilities	1,491,338	867	0.23%	1,464,482	1,169	0.32%	1,491,338	867	0.23%	1,615,589	897	0.22%
Total Funds	2,101,283	867	0.17%	1,845,541	1,169	0.25%	2,101,283	867	0.17%	2,064,861	897	0.17%
Other liabilities	20,155			23,910			20,155			20,658
Stockholders' equity	204,554			201,124			204,554			207,745
Total Liabilities and Stockholders' Equity	$2,325,992			$2,070,575			$2,325,992			$2,293,264

Net interest income		$16,469			$16,509			$16,469			$16,881

Interest rate spread			3.05%			3.43%			3.05%			3.17%
Net yield on interest-earning assets			3.12%			3.50%			3.12%			3.22%
Average interest-earning assets to average interest-bearing liabilities			141.56%			128.84%			141.56%			129.68%
Average loans to average deposits			76.15%			89.12%			76.15%			77.68%
Average transaction deposits to total average deposits **			84.33%			80.34%			84.33%			83.49%

Cost of funds			0.17%			0.25%			0.17%			0.17%
Cost of deposits			0.10%			0.18%			0.10%			0.11%
Cost of debt			3.24%			2.50%			3.24%			3.04%

(1) Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There was $50,000, $90,000 and $161,000 of accretion interest for the three months ended March 31, 2022 and 2021, and December 31, 2021, respectively.

** Transaction deposits exclude time deposits.

SUMMARY OF LOAN PORTFOLIO (UNAUDITED)
(dollars in thousands)

Portfolio loans, net of deferred costs and fees, are summarized by type as follows:

BY LOAN TYPE	March 31, 2022%		December 31, 2021*	%	September 30, 2021*	%	June 30, 2021*	%	March 31, 2021*	%
Portfolio Loans:
Commercial real estate	$1,177,761	72.28%	$1,113,793	70.54%	$1,087,102	70.89%	$1,110,011	72.34%	$1,079,561	71.60%
Residential first mortgages	86,416	5.30	92,710	5.87	98,590	6.43	107,435	7.00	117,977	7.82
Residential rentals	191,065	11.73	194,911	12.35	172,073	11.22	142,252	9.27	137,573	9.12
Construction and land development	30,649	1.88	35,502	2.25	37,070	2.42	36,839	2.40	38,377	2.54
Home equity and second mortgages	26,445	1.62	25,661	1.63	26,542	1.73	28,751	1.87	29,387	1.95
Commercial loans	48,948	3.00	50,512	3.20	48,287	3.15	47,530	3.10	42,698	2.83
Consumer loans	3,592	0.22	3,015	0.19	2,183	0.14	1,459	0.10	1,432	0.09
Commercial equipment	64,662	3.97	62,706	3.97	61,569	4.02	60,132	3.92	61,057	4.05
Total portfolio loans	1,629,538	100.00%	1,578,810	100.00%	1,533,416	100.00%	1,534,409	100.00%	1,508,062	100.00%
Less: Allowance for Credit Losses	(21,382)	(1.31)	(18,417)	(1.17)	(18,579)	(1.21)	(18,516)	(1.21)	(18,256)	(1.21)
Total net portfolio loans	1,608,156		1,560,393		1,514,837		1,515,893		1,489,806
U.S. SBA PPP loans	15,279		26,398		54,807		86,482		112,485
Total net loans	$1,623,435		$1,586,791		$1,569,644		$1,602,375		$1,602,291

* December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021 reported balance are shown net of deferred costs and fees to conform with the current period's presentation.

END OF PERIOD CONTRACTUAL RATES (UNAUDITED)

The following table is based on contractual interest rates and does not include the amortization of deferred costs and fees or assumptions regarding non-accrual interest:

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
(dollars in thousands)	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate
Commercial real estate	3.79%	3.79%	3.91%	3.96%	4.02%
Residential first mortgages	3.80%	3.80%	3.84%	3.87%	3.87%
Residential rentals	3.78%	3.81%	3.97%	4.11%	4.20%
Construction and land development	4.36%	4.38%	4.32%	4.31%	4.32%
Home equity and second mortgages	3.50%	3.51%	3.51%	3.50%	3.52%
Commercial loans	4.47%	4.48%	4.48%	4.44%	4.63%
Consumer loans	4.33%	4.37%	5.26%	5.65%	5.75%
Commercial equipment	4.29%	4.32%	4.39%	4.42%	4.40%
U.S. SBA PPP loans	1.00%	1.00%	1.00%	1.00%	1.00%
Total Loans	3.81%	3.80%	3.85%	3.84%	3.84%

Yields without U.S. SBA PPP Loans	3.85%	3.84%	3.95%	4.00%	4.06%

ALLOWANCE FOR CREDIT LOSSES AND ALLOWANCE FOR LOAN LOSSES (UNAUDITED)

(dollars in thousands)	For the Three Months Ended**
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Beginning of period	$18,417	$18,579	$18,516	$18,256	$19,424

Impact of ASC 326 Adoption	2,496	—	—	—	—
Charge-offs	—	(181)	(491)	(61)	(1,485)
Recoveries	19	19	554	30	22
Net charge-offs	19	(162)	63	(31)	(1,463)

Provision for credit losses	450	—	—	291	295
End of period	$21,382	$18,417	$18,579	$18,516	$18,256

Net charge-offs to average portfolio loans (annualized)[2]	—%	(0.04)%	0.02%	(0.01)%	(0.40)%

Breakdown of general and specific allowance as a percentage of total portfolio loans[3]
General allowance	$21,087	$18,151	$18,204	$17,686	$17,365
Specific allowance	295	266	323	778	891
	$21,382	$18,417	$18,527	$18,464	$18,256

General allowance	1.29%	1.15%	1.19%	1.15%	1.15%
Specific allowance	0.02%	0.02%	0.02%	0.05%	0.06%
Allowance to total portfolio loans	1.31%	1.17%	1.21%	1.20%	1.21%

Allowance to non-acquired loans	n/a (1)	1.20%	1.25%	1.25%	1.26%

Allowance + Non-PCI FV Mark	n/a (1)	$18,815	$19,070	$19,090	$18,939
Allowance + Non-PCI FV Mark to total portfolio loans	n/a (1)	1.19%	1.24%	1.24%	1.26%

* The Company implemented the CECL accounting standard effective January 1, 2022. The Company used an incurred loss methodology for quarters displayed before March 31, 2022.

(1)   Allowance to non-acquired loans and Non-PCI FV Mark are no longer relevant as all the ACL considers all loan portfolios.

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3  Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio.

CLASSIFIED AND SPECIAL MENTION ASSETS (UNAUDITED)

The following is a breakdown of the Company’s classified and special mention assets at March 31, 2022 and December 31, 2021, 2020, 2019, and 2018, respectively:

	As of
(dollars in thousands)	3/31/2022[4]	12/31/2021	12/31/2020	12/31/2019	12/31/2018
Classified loans
Substandard	$4,745	$5,211	$19,249	$26,863	$32,226
Doubtful	—	—	—	—	—
Total classified loans	4,745	5,211	19,249	26,863	32,226
Special mention loans	—	—	7,672	—	—
Total classified and special mention loans	$4,745	$5,211	$26,921	$26,863	$32,226

Classified loans	$4,745	$5,211	$19,249	$26,863	$32,226
Classified securities	—	—	—	—	482
Other real estate owned	—	—	3,109	7,773	8,111
Total classified assets	$4,745	$5,211	$22,358	$34,636	$40,819

Total classified assets as a percentage of total assets	0.20%	0.22%	1.10%	1.93%	2.42%
Total classified assets as a percentage of Risk Based Capital	1.87%	2.10%	9.61%	16.21%	21.54%

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4  Classified loans are not net of deferred costs and fees before the quarter ended March 31, 2022.

SUMMARY OF DEPOSITS (UNAUDITED)

	March 31, 2022		December 31, 2021		September 30, 2021		June 30, 2021		March 31, 2021
(dollars in thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Noninterest-bearing demand	$644,385	30.75%	$445,778	21.68%	$432,606	21.58%	$423,165	22.18%	$406,319	21.75%
Interest-bearing:
Demand deposits	618,869	29.54%	790,481	38.45%	764,482	38.14%	685,023	35.90%	651,639	34.89%
Money market deposits	387,700	18.51%	372,717	18.13%	355,582	17.74%	351,262	18.41%	355,680	19.04%
Savings	124,038	5.92%	119,767	5.82%	112,282	5.60%	107,288	5.62%	105,590	5.65%
Certificates of deposit	320,091	15.28%	327,421	15.92%	339,655	16.94%	341,400	17.89%	348,668	18.67%
Total interest-bearing	1,450,698	69.25%	1,610,386	78.32%	1,572,001	78.42%	1,484,973	77.82%	1,461,577	78.25%
Total Deposits	$2,095,083	100.00%	$2,056,164	100.00%	$2,004,607	100.00%	$1,908,138	100.00%	$1,867,896	100.00%

Transaction accounts	$1,774,992	84.72%	$1,728,743	84.08%	$1,664,952	83.06%	$1,566,738	82.11%	$1,519,228	81.33%